SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        STERLING ELECTRONICS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                        STERLING ELECTRONICS CORPORATION
                  4201 Southwest Freeway, Houston, Texas 77027
                                      *****
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On
                            Tuesday, August 22, 1995
                                      *****
            To the Shareholders of STERLING ELECTRONICS CORPORATION:

      Notice is hereby given that the Annual Meeting of Shareholders of Sterling Electronics Corporation, A Nevada corporation, (the "Company") will be held at the Company's offices, 4201 Southwest Freeway, Houston, Texas, August 22, 1995, at 3:00 o'clock p.m., Houston time, for the following purposes:

      1. To elect six (6) directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified.

      2. To consider and act upon management's recommendation that Ernst & Young LLP, Certified Public Accountants, be appointed as independent auditors for the fiscal year ending March 30, 1996.

      3. To transact such other business as may properly come before the meeting.

      In accordance with applicable law and the by-laws of the Company, only shareholders of record at the close of business on July 14, 1995, are entitled to notice of this meeting and to vote at it or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Leon Webb, Jr., Secretary

July 10, 1995
Houston, Texas

- --------------------------------------------------------------------------------
                                    IMPORTANT

      PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED RETURN ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE PROMPT RETURN OF THE PROXIES WILL ASSURE A QUORUM AND REDUCE SOLICITATION.
- --------------------------------------------------------------------------------

                        STERLING ELECTRONICS CORPORATION

                  4201 Southwest Freeway, Houston, Texas 77027

                                      *****

                    Annual Meeting of Shareholders to be held
                                 August 22, 1995

                                      *****

                             PROXY STATEMENT - 1995

                                      *****

      This proxy statement is being first mailed or otherwise delivered to shareholders commencing about July 19, 1995, for the Annual Meeting of Shareholders of Sterling Electronics Corporation (the "Company"), to be held at the Company's principal executive offices, 4201 Southwest Freeway, Houston, Texas, 77027, at 3:00 o'clock p.m., Houston time, on Tuesday, August 22, 1995, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
                                   RECORD DATE

      The close of business on July 14, 1995, has been fixed as the record date for the determination of shareholders entitled to receive notice of, and to vote, at the Annual Meeting.
                                  ANNUAL REPORT

      A copy of the Company's Annual Report to shareholders for the fiscal year ended April 1, 1995 is being mailed to you herewith. This Annual Report should not be considered as part of this Proxy Statement or incorporated herein by reference. Additional copies of the Annual Report, Notice of Annual meeting, Proxy Statement and Proxy may be obtained from the offices of the Secretary of the Company, 4201 Southwest Freeway, Houston, Texas, 77027. Mailing address:
P.O. Box 1229, Houston, Texas 77251-1229, Attention: Leon Webb, Jr.

                               REVOCATION OF PROXY

      Any shareholder executing the Proxy enclosed herewith shall have the power to revoke the same at any time prior to the voting of the Proxy. The termination of the Proxy's authority by any shareholder shall be ineffective until written notice has been given to the Secretary of the Company.

                                  SOLICITATION

      THE ENCLOSED PROXY IS BEING FURNISHED AND SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. In addition to the solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegraph, telex, TWX, facsimile transmission, or in person for which no additional compensation is made. Independent contract labor may be obtained to assist in the mail-out and solicitation of the proxies for which it will be reasonably compensated. Brokers and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of the stock registered in the names of such persons and to request authority for the execution of proxies, and the Company will, upon request, reimburse them for their reasonable and necessary expenses in doing so. Management is not aware of any matter coming before this Annual Meeting that will necessitate dissenter shareholders' rights or appraisals.

                                OUTSTANDING STOCK

      On June 1, 1995, the Company had outstanding 6,583,435 shares of Common Stock. Each shareholder will be entitled to cast one vote in person or by Proxy for each share of Common Stock held by him. No cumulative voting is permitted.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The table of director nominees sets forth the Common Stock of Sterling Electronics Corporation owned by each such nominee as of June 1, 1995. The following table sets forth as of such date the information indicated concerning the security ownership of the Company by the only known persons to own beneficially 5% or more of the Company's outstanding equity securities, each of the non-director nominee named executive officers, and all directors and executive officers of the Company as a group.

      Name and Address             Number of Shares       Percent
      of Beneficial Owner         Beneficially Owned      of Class
      -------------------         ------------------      --------
      Edward C. Johnson 3D          462,700                 7.0%
      FMR CORP.
      82 Devon Street
      Boston, MA 02109

      Granahan Investment           351,800                 5.3%
      Management, Inc.
      303 Wyman Street, Suite 310
      Waltham, MA 02154

      R. Barnard                     21,372(b)               *
      4201 Southwest Freeway
      Houston, TX 77027

      J.V. McConkey                  15,703(b)               *
      4201 Southwest Freeway
      Houston, TX 77027

      T.D. McGinty                   32,532                  *
      4201 Southwest Freeway
      Houston, TX 77027

      All Directors &               448,733(a)              6.8%
      Executive Officers as
      a group (14 persons)                                  * Less than 1%

      (a) Includes 113,500 shares which may be acquired from the Company within 60 days upon exercise of options pursuant to the Sterling Electronics Corporation 1992 Incentive Stock Option Plan (the "1992 Plan"), non-qualified stock option grants and the 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan").

      (b) Includes 5,000 shares for Mr. Barnard and 5,000 shares for Mr. McConkey which may be acquired from the Company within 60 days upon exercise of options pursuant to the 1992 Plan.

                              ELECTION OF DIRECTORS

      In accordance with the provisions of the by-laws of the Company, six (6) directors will be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. It is intended that unless otherwise directed, the enclosed Proxy will be voted in favor of the election of the nominees named in the following table.

      Certain information concerning the nominees, each of whom has agreed to stand for election, is set forth below. Each of the named nominees listed in the following table is currently a director of the Company and was elected to his present term of office at the Annual Meeting of Shareholders on August 23, 1994.

                                                     Shares of Common Stock
                                                     of the Company Beneficially
                                                     Owned and Percent of
 Name, Age and                                       Outstanding shares as of
 Tenure Of Nominee       Position With Company       June 1, 1995(a)
 -----------------       ---------------------       -------------------------
 JAY H. GOLDING          Director                          26,512      *
 50 Years
 Director since 1992

 S.M. LAMBERT, Ph.D.           Director                     7,000      *
 63 Years
 Director since 1974

 HERSCHEL G. MALTZ       Director                           7,929      *
 64 Years
 Director since 1965

 DAVID A . SPOLANE       Executive Vice President         104,330     (1.5%)
 40 Years                & Director (b)
 Director since 1994

 RONALD S. SPOLANE       Chairman of the Board,           105,841     (1.6%)
 40 Years                Chief Executive Officer &
 Director since 1992     President (b)

 DAVID R. TOOMIM         Director                          13,256       *
 75 Years
 Director since 1976
                                                           * Less than 1%

      (a) Includes shares which may be acquired from the company within 60 days upon exercise of options as follows: Jay H. Golding - 6,000 shares, S.M. Lambert
- - 6,000 shares, Herschel G. Maltz - 6,000 shares, D.A. Spolane - 13,500 shares, R.S. Spolane - 40,000 shares and David R. Toomim - 6,000 shares.

      (b) Mr. David A. Spolane and Mr. Ronald S. Spolane are brothers.

      Mr. Golding has been a private investor as President & Chief Executive Officer of Port Chester Industries since 1989. Prior to 1989, Mr. Golding was CEO of Hi-Port Industries, a public company engaged in the packaging of consumer products. Mr. Golding also serves as Chairman of the Board of Bogan Aerotech, Inc., a privately held company engaged in aerospace engineering and manufacturing. Mr. Golding also serves as a director of Falcon Oil and Gas, a public company engaged in oil and gas exploration and development.

      Dr. Lambert is an independent management consultant. For more than five years prior to 1986, Dr. Lambert was the Senior Vice President of Corporate Planning for LTV Corporation, a public company engaged in a variety of businesses including steel, shipping, energy, defense and aerospace. Prior to joining LTV Corporation, he was an executive with Shell Oil Company in Houston, Texas.

      Mr. Maltz is Chairman of the Company's Compensation Committee. Though primarily a private investor, since 1993, he has been Chairman of the Board and Chief Executive Officer of IPS Systems, Inc. a privately held company engaged in the distribution of products for apartment maintenance. During 1992, Mr. Maltz was President of Petrolon, Inc., a privately held company engaged in the marketing and distribution of engine additives. Prior to joining Petrolon, he was a private investor for two years. He was previously President and a Director of Century Papers, Inc., a public company engaged in the wholesale distribution of paper products. Mr. Maltz is also a director of Charter Bancshares, Inc., a publicly held bank holding company.

      Mr. D. A. Spolane became Executive Vice President with senior responsibility for sales and marketing in the distribution operations in March 1994. From 1987 through March 1994, he was a Vice President with responsibility for the Company's semiconductor marketing program. Mr. Spolane has been an employee of the Company in various sales and marketing capacities since 1976.

      Mr. R. S. Spolane has been Chairman of the Company's Board of Directors and Chief Executive Officer since January 1994. In August 1993, he became President and Chief Operating Officer. From 1991 through August 1993, Mr. Spolane held the position of Executive Vice President with senior responsibility for sales and marketing in the distribution operations. He has been an employee of the Company since 1976 and has held various positions in computer services, financial administration, sales and marketing.

      Mr. Toomim is Chairman of the Company's Audit Committee. Since 1981, he has been an attorney with Schlanger, Mills, Mayer & Grossberg, L.L.P., a Houston law firm. Mr. Toomim is a retired partner of Deloitte & Touche, a public accounting firm. Schlanger, Mills, Mayer & Grossberg, L.L.P. provides legal services for the company. During fiscal 1995 the Company paid Schlanger, Mills, Mayer & Grossberg, L.L.P. approximately $5,200 for legal services.

      Should any one or more of the foregoing nominees not be a candidate for director when the election is held, it is the intention of the persons named in the enclosed Proxy to vote for the election of a substitute nominee proposed by the management. However, the Management has no reason to believe that the nominees will be unable to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

                               EXECUTIVE OFFICERS

      In addition to Messrs. D.A. Spolane and R.S. Spolane, the Company has the following executive officers:

        Name                    Age               Position(s) with the Company
        --------------          ---               ----------------------------
        Ronald Barnard          53                Senior Vice President

        David Goforth           37                Senior Vice President

        Jack K. Killoren        43                Senior Vice President

        J.V. McConkey, III      53                Senior Vice President

        Thomas D. McGinty       55                Senior Vice President

        Byron Turner            61                Senior Vice President

        Mac McConnell           41                Vice President-Finance and
                                                  Chief Financial Officer

        Leon Webb, Jr.          51                Vice President-Secretary
                                                  and Treasurer

      Mr. Barnard became a Senior Vice President with senior responsibility for Sterling's northeast region in March 1994. From March 1991 through March 1994 Mr. Barnard was a Vice President with responsibility for Sterling's northeast region. From 1986 through 1991, Mr. Barnard was the general manager of Sterling's Boston sales office.

      Mr. Goforth became a Senior Vice President with senior responsibility for Sterling's connector marketing program in March 1994. For the previous six years Mr. Goforth was a Vice President with responsibility for Sterling's connector marketing program.
                                       5

      Mr. Killoren became Senior Vice President with senior responsibility for marketing in March 1994. For the seven previous years Mr. Killoren was Vice President with responsibility for passive and electro-mechanical product marketing.

      Mr. McConkey has been a Senior Vice President with senior responsibility for Sterling's southwest region for over five years.

      Mr. McGinty has been a Senior Vice President with senior responsibility for materials management for over five years.

      Mr. Turner has been a Senior Vice President with senior responsibility for Sterling's south central region for over five years.

      Mr. McConnell, CPA, became Vice President-Finance and Chief Financial Officer in December, 1992. From June 1990 to December 1992 he was Vice President-Finance of Interpak Holdings, Inc. (a public company) and Chemtrusion, Inc. and Finance Director of Bamberger Polymers, Inc. (a public company), affiliated companies involved in trading, distributing, packaging, warehousing and compounding thermoplastic resins. From 1987 through 1990, Mr. McConnell was a partner of Ernst & Young, a public accounting firm.

      Mr. Webb has been the Vice President-Secretary and Treasurer for over five years.

      Officers serve at the discretion of the Board.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      Sterling maintains an audit committee consisting of Messrs. Golding, Maltz and Toomim. This committee met two times during the prior year at which times all members of the committee were present. This committee's primary functions are to review the scope and results of audits by Sterling's independent auditors, internal accounting controls, the extent of other services performed by the independent auditors and the cost of all accounting and financial services.

      The Company's Compensation committee consists of Messrs. Lambert and Maltz. This committee met two times during the prior fiscal year. This committee's responsibilities include approving (i) all remuneration of senior management and directors, (ii) the granting of stock options and (iii) other benefits for senior management and directors.

      The Company does not have a nominating committee.

      During the prior fiscal year, the Board of Directors met five times. All directors attended 75% or more of the meetings.

                             DIRECTORS COMPENSATION

      Directors who are not employees of the Company each receive an annual fee of $12,000 and $1,000 for attendance at each Board of Director's meeting. Additionally, on March 10, 1994 each non-employee director received a non-qualified stock option, issued pursuant to the 1993 Plan, to purchase 3,000 shares of common stock at $11.50 per share.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth a summary of the compensation paid during the past three fiscal years for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                      Long-Term        All Other
Name and               Fiscal  Annual Compensation    Compensation     Compensa-
Principal Position     Year    Salary     Bonus(1)    Stock Options(#) tion(2)
- ------------------     ------  -------------------    ---------------- ---------
R.S. SPOLANE            1995  $227,692    $216,000       10,000
Chairman of the Board   1994  $112,480    $300,056       55,000
Chief Executive         1993  $  90,000   $146,341       10,000
Officer & President

D.A. SPOLANE            1995  $130,000    $175,884        7,000          $1,875
Executive Vice          1994  $  80,000   $250,047       15,000          $1,875
President and           1993  $  72,308   $121,951        6,000
Director

R. BARNARD              1995   $105,118   $232,696         5,000        $3,167
Senior Vice President   1994  $  95,134   $191,423                      $2,458
Northeast Area          1993  $  91,000   $105,702         5,000
Manager

J.V. MCCONKEY, III      1995  $124,115    $171,906         5,000
Senior Vice President   1994  $116,809    $199,877
Southwest Area          1993  $110,000    $104,186         5,000
Manager

T.D. MCGINTY            1995  $120,000    $175,884         5,000
Senior Vice President   1994  $  84,145   $300,056
Materials Management    1993  $  75,400   $146,341         6,000
______________________

      (1) Includes amounts paid in the Company's common stock pursuant to the Company's Incentive Bonus Plan. For fiscal years 1995, 1994 and 1993, 20%, 20% and 15%, respectively, of the bonuses for the named executive officers were paid in the Company's common stock.

      (2) Amount contributed by the Company as 401(k) Plan matching contributions.

                    STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

      The following table provides information on option grants during fiscal 1995 to the named executive officers.

                                                                        Potential Realizable
                  Number of   % of Total                                Value at Assumed
                  Securities  Options                                   Annual Rates
                  Underlying  Granted to  Exercise                      of Stock Price
                  Options     Employees   or Base                       Appreciation for
                  Granted     in Fiscal   Price         Expiration      Option Term (3)
Name              in (#) (1)  Year        ($)(Sh)(2)    Date            5%                10%
- ------------      ----------  --------    --------      ----------      ---------------------
R.S. SPOLANE        10,000      4.2%       $11.50        03/09/00       $31,740       $70,265

D.A. SPOLANE         7,000      2.9%       $11.50        03/09/00       $22,218       $49,185

R. BARNARD           5,000      2.1%       $11.50        03/09/00       $15,870       $35,132

J.V. MCCONKEY        5,000      2.1%       $11.50        03/09/00       $15,870       $35,132

T.D. MCGINTY         5,000      2.1%       $11.50        03/09/00       $15,870       $35,132

- ------------

      (1) All options become exercisable in two annual installments beginning one year after the date of grant. Options will terminate three months after termination or one year after death or disability.

      (2) Exercise price is equal to the current market value at the date of grant.

      (3) Represents gain that would be realized assuming the options were held for the entire five year period and the stock price increased at compounded rates of 5% and 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

         AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

      The following table provides information relating to the exercise of stock options by the named executive officers during the last fiscal year, and the number and value of unexercised stock options held by such officers at April 1, 1995.
                                              Number of
                                              Securities       Value of
                                              Underlying       Unexercised
                                              Unexercised      In-the-Money
                                              Options          Options
                                              at Fiscal        at Fiscal
                   Shares                    Year-End          Year-End
                   Acquired     Value        Unexercisable(U)  Unexercisable(U)
Name               on Exercise  Realized(1)  Exercisable(E)    Exercisable(E)(2)
- ------------       -----------  -----------  --------------   ------------------
R.S. SPOLANE            0           0           40,000 U          $113,750 U
                                                40,000 E          $178,750 E

D.A. SPOLANE            0           0           14,500 U          $10,125 U
                                                13,500 E          $48,750 E

R. BARNARD              0           0            5,000 U           $1,875 U
                                                 5,000 E          $34,375 E

J.V. MCCONKEY           0           0            5,000 U           $1,875 U
                                                 5,000 E           $34,375 E

T.D. McGINTY            6,000       $39,000      5,000 U            $1,875 U
                                                     0 E                $0 E
- ------------

      1) Computed as the difference between the option exercise price and the market value of the Common Stock at the date of exercise.

      2) Computed as the difference between the option exercise prices and $11.875 (the closing price of the Common Stock at fiscal year-end).

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      As members of the Compensation Committee (the "Committee") it is our duty to oversee compensation practices for the Company's senior executive officers. The Committee's responsibilities include the review of salaries, benefits, and other compensation of the Company's senior managers and making recommendations to the full Board of Directors with respect to these matters. The Committee is comprised entirely of Board members who are independent, non-employee directors of the Company.

      The Committee's primary objective in establishing compensation programs and levels for the Company's executive officers is to support the Company's goal of maximizing the value of shareholders' interests in the Company. To achieve this objective, the Committee believes it is necessary to:

      - Set levels of base compensation that will attract and retain superior executives in a highly competitive environment. The compensation philosophy is to pay a moderate to low base salary and to provide attractive incentives to earn additional income based on operating results.

      - Encourage long-term decision making that enhances shareholder value. The Committee believes that this objective is promoted by emphasizing grants of stock options and paying a portion of annual incentives in common stock, thereby creating a direct link between shareholder value creation and executive compensation.

      - Provide incentive compensation that varies directly with both Company performance and individual contribution to that performance.

                                       9
BASE SALARY

      The Committee annually reviews each executive officer's base salary. The factors which influence Committee determinations regarding base salary include: job performance, level of responsibilities, comparable levels of pay among executives at regional and national market competitors (with a special emphasis placed on salaries paid by companies that constitute the Peer Group Index), internal compensation equity considerations, prior experience, and breadth of knowledge.

      Mr. R.S. Spolane's annual base salary at the beginning of fiscal 1994 was $90,000. This base salary was increased to $125,000 in August 1994 upon being named President of the Company. In connection with becoming Chairman of the Board in January 1994, his annual base salary was increased to $225,000 beginning April 1, 1994.

ANNUAL INCENTIVES

      Certain employees of the Company, including Mr. R.S. Spolane, Mr. D.A. Spolane, Mr. R. Barnard, Mr. McConkey and Mr. McGinty participate in an incentive bonus plan whereby the employee earns as a bonus a certain percentage of the operating income, in excess of an established baseline amount, of the operations under the employee's supervision. Pursuant to the Incentive Bonus Plan approved by the shareholders at the August 27, 1991 Annual Meeting, 20% of the fiscal 1995 bonuses were paid in the Company's common stock valued at $14.025 per share (the average closing price of the common stock for the five trading days prior to May 23, 1995, the date the bonus was paid). The percentage of operating income and the baseline amount for each employee and the percentage to be paid in common stock are approved by the Board of Directors at the beginning of the fiscal year.

      The fiscal 1995 bonus formula for Mr. R.S. Spolane was set at the beginning of the year as 2% of earnings before income taxes, if earnings before income taxes equaled or exceeded $8,640,000. Under the formula, the bonus as a percentage of earnings would decline as earnings before income taxes declined below $8,640,000. The maximum bonus under the formula was 2% of $10,800,000 or $216,000. As a result of the Company achieving record earnings in fiscal 1995, Mr. R. S. Spolane earned the maximum bonus.

LONG-TERM INCENTIVES

      The Company reinforces the importance of producing satisfactory returns to shareholders over the long-term by granting stock options. Stock option awards provide executives with the opportunity to acquire an equity interest in the Company and align the executives' interests with those of the shareholders to create shareholder value as reflected by increases in the price of the Company's common stock.

      Option exercise prices are equal to 100% of the fair market value of the Company's shares on the date of option grant and become exercisable in annual installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period.

      During fiscal 1995 the Committee granted stock options to each of the executive officers of the Company. These stock option awards are designed to serve as incentives based upon the Company's financial performance and shareholder returns over time.


Compensation Committee:
S.M. Lambert & Herschel G. Maltz

                             STOCK PERFORMANCE GRAPH

      The following graph compares the performance of Sterling Electronics Corporation for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. The corporations making up the Peer Group Index are Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corp., Marshall Industries, Milgray Electronics, Inc., Nu Horizons Electronics, Corp., Pioneer-Standard Electronics, Inc., Western Micro Technology, Inc., Wyle laboratories, and Zing Technologies, Inc. (formerly Zeus Components, Inc.). Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the beginning of each measurement period.


                          TOTAL RETURN TO SHAREHOLDERS
        (Performance results from March 31, 1990 through March 31, 1995)
                              Reinvested Dividends

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                        At March 31
                --------------------------------------------------------------
                1990    1991        1992        1993        1994        1995
                ----   -------     -------     -------     -------     -------
Sterling        $100   $124.63     $225.52     $272.99     $587.53     $563.79
S&P 500         $100   $114.41     $127.05     $146.39     $148.55     $171.68
Peer Group      $100   $103.24     $104.64     $150.76     $185.12     $210.52

       Assumes $100 invested on March 31, 1990 in Sterling Electronics Corporation, S&P 500 and Peer Group.
                                       11

                      EXECUTIVE SALARY CONTINUATION PROGRAM

      In 1976, the Company established an Executive Salary Continuation Program for selected key employees to be funded through life insurance. The program is voluntary (approximately 21 active employees as of June 1, 1995 participate in the program) with each participating employee contributing to the program. The annual benefits, beginning at age 65, depend upon the employee's age and health at the time of joining the program and the amount of the employee's monthly contribution to the program. The Company is the owner and beneficiary of each participant's insurance policy in this program and is contractually obligated to pay death or salary continuation benefits.

      The benefits under this program shall be paid in 120 equal monthly installments beginning when the participant attains the age of 65 years. Messrs. McConkey, R.S. Spolane and McGinty are participants in the program, with annual benefit payments beginning at age 65 of $40,100, $81,840 and $25,207, respectively. Mr. D.A. Spolane and Mr. Barnard are not participants in the program.
                              INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the year ending March 30, 1996, which appointment will be submitted for ratification at the Annual Meeting.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT AUTHORITY BE GRANTED TO APPOINT ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                     QUORUM

      The by-laws of the Company provide that the holders of more than one-half the issued and outstanding voting shares of the Company shall constitute a quorum at any meeting of the shareholders. The by-laws also provide that the act of a majority of the shares at any meeting at which a quorum is present shall be the act of the shareholders' meeting. In the absence of a quorum at the meeting, either in person or by proxy, the meeting may be adjourned from time to time without notice other than announcement at the meeting until a quorum shall be formed.
                SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

      Shareholder proposals for the 1996 Annual Meeting must be received by the Secretary of the Company no later than March 21, 1996 for inclusion in the 1996 proxy statement and form of proxy.

                           OTHER BUSINESS AND REPORTS

      Management knows of no business to come before the Annual Meeting other than as stated in the Notice of this meeting. Should any unexpected business properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote thereon in accordance with their best judgment in the interest of the Company.


                                           By Order of the Board of Directors
                                           Leon Webb, Jr., Secretary

                        STERLING ELECTRONICS CORPORATION
                     4201 SOUTHWEST FREEWAY, HOUSTON, TEXAS
                                  JULY 10, 1995

Dear Shareholder,

   On behalf of the Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at 3:00 p.m. local time on Tuesday, August 22, 1995, at the Sterling Electronics Corporate Headquarters, 4201 Southwest Freeway, Houston, Texas. The formal notice of the Annual Meeting of Shareholders and Proxy Statement are enclosed.

   Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. If you are not able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Ronald S. Spolane
Chairman and Chief Executive Officer

PROXY                   STERLING ELECTRONICS CORPORATION                   PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints R.S. Spolane and D.A. Spolane as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of common stock of Sterling Electronics held on record by the undersigned on July 14, 1995 at the annual meeting of shareholders to be held on August 22, 1995 or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1. ELECTION OF DIRECTORS

   R.S. Spolane, David R. Toomin, Jay H. Golding, S.M. Lambert, Ph.D., Herschel C. Maltz, D.A. Spolane

        [ ] FOR all nominees                         [ ]  WITHHOLD
         listed to the right                        for all nominees
         (except as marked                         listed to the right
          to the contrary)

2. Proposal to approve the appointment of Ernst & Young as the independent public accountants of the corporation.

                      FOR          AGAINST        ABSTAIN
                      [ ]            [ ]            [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   Dated: ________________________________, 1995

                                          ______________________________________
                                                       Signature

                                          ______________________________________
                                                 Signature if held jointly

                                          Please sign exactly as name appears
                                          heron. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

                                          PLEASE MARK. SIGN, AND RETURN THIS
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.